ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

                         ONCOR ELECTRIC DELIVERY COMPANY

                  $500,000,000 TRANSITION BONDS, SERIES 2003-1


                             UNDERWRITING AGREEMENT




                                                                 August 14, 2003


To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

          1. Introduction. Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company (the "Issuer"), proposes to issue and sell up to $500,000,000 aggregate principal amount of its transition bonds, series 2003-1 (the "Series 2003 Bonds"), identified in Schedule I hereto. The Issuer and Oncor Electric Delivery Company, a Texas corporation and the Issuer's direct parent (the "Company"), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

          The term "Underwriters" as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term "Underwriter" shall be deemed to mean any one of such Underwriters. If the entity or entities listed in
Schedule I hereto (the "Representatives") are the same as the entity or entities listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement ("Underwriting Agreement") may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

          Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

          2. Description of the Series 2003 Bonds. The Series 2003 Bonds will be issued pursuant to an indenture to be dated on or about August 21, 2003, supplemented by a Series Supplement thereto to be dated on or about August 21, 2003 (as so supplemented and as it may be further supplemented from time to time, the "Indenture"), between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), in substantially the form heretofore delivered to you. The Series 2003 Bonds will be secured primarily by


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Transition Property ("Series 2003 Transition Property"), sold to the Issuer by the Company pursuant to the Series 2003-1 Transition Property Purchase and Sale Agreement, to be dated on or about August 21, 2003, between the Company and the Issuer (the "Sale Agreement"). The Series 2003 Transition Property securing the Series 2003 Bonds will be serviced pursuant to the Series 2003-1 Transition Property Servicing Agreement, to be dated on or about August 21, 2003, between the Company, as servicer, and the Issuer, as owner of the Series 2003 Transition Property sold to it pursuant to the Sale Agreement (the "Servicing Agreement").

          3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

          (a) The Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 on December 1, 1999 (Registration No. 333-91935), as amended by Amendment No. 1 and Amendment No. 2 thereto, including a prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,300,000,000 aggregate principal amount of its transition bonds. Such registration statement, as amended ("Registration Statement No. 333-91935"), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. None of the $1,300,000,000 aggregate principal amount of transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-91935 has been previously issued. References herein to the term "Registration Statement" as of any date shall be deemed to refer to Registration Statement No. 333-91935, as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 ("Incorporated Documents"); provided that if the Issuer files a registration statement with respect to the transition bonds registered under Registration Statement No. 333-91935 with the Commission pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. References herein to the term "Prospectus" as of any given date shall be deemed to refer to the prospectus, including any preliminary prospectus, forming a part of Registration Statement No. 333-91935, as supplemented by a prospectus supplement relating to be the Series 2003 Bonds proposed to be filed pursuant to Rule 424 of the general rules and regulations of the Securities Act ("Rule 424") and as further amended and supplemented as of such date (other than amendments or supplements relating to securities other than the Series 2003 Bonds), including all Incorporated Documents. References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date the Registration Statement was declared effective or the time and date of the filing thereafter of the Issuer's most recent Annual Report on Form 10-K if such filing is made prior to the Closing Date, as hereinafter defined. The Issuer will not file any amendment to the Registration Statement or supplement to the Prospectus on or after the date of this Underwriting Agreement, without prior notice to the Underwriters, or to which Pillsbury Winthrop LLP, who are acting as counsel for the Underwriters ("Counsel for the Underwriters"), shall reasonably object in writing. For the purpose of this Underwriting


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     Agreement, any Incorporated Document filed with the Commission on or after the date of this Underwriting Agreement and prior to the Closing Date, as hereinafter defined, shall be deemed an amendment or supplement to the Registration Statement and the Prospectus.

          (b) The Registration Statement at the Effective Date fully complied, and the Prospectus, both on the date it is filed with the Commission pursuant to Rule 424 (such date, the "424 Date") and at the Closing Date, and the Registration Statement and the Indenture, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and at the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both on the 424 Date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder, and, when read together with the Prospectus on said dates did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or the Company by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company ("DTC") Book-Entry System that are based solely on information contained in published reports of the DTC.

          (c) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Series 2003 Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the LLC Agreement, the Intercreditor Agreement, any Swap Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Prospectus (collectively, the "Issuer Documents") and to own its properties and conduct its business as described in the Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so


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     qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer set forth in the Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents; the Issuer has no liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Prospectus; the Company is the beneficial owner of all of the limited liability company membership interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

          (d) The issuance and sale of the Bonds by the Issuer, the purchase of the Transition Property by the Issuer from the Company and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer's certificate of formation or limited liability company agreement (collectively, the "Issuer Charter Documents"), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

          (e) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

          (f) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

          (g) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will (i) comply as to form with the requirements of the Trust Indenture Act and (ii) conform to the description thereof in the Registration Statement.


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


          (h) The Series 2003 Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Series 2003 Bonds conform to the description thereof in the Registration Statement. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Series 2003 Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Registration Statement.

          (i) Other than as set forth or contemplated in the Prospectus and Docket No. 25230 before the PUCT entitled "Joint Application for Approval of Stipulation regarding TXU Electric Company Transition Competition Issues," there is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer's business, property or financial condition.

          (j) Other than any necessary action of the PUCT, any filings required under the Restructuring Act or Financing Order or as otherwise set forth or contemplated in the Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Series 2003 Bonds.

          (k) The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (l) The financial statements, together with the related notes, included in the Prospectus present fairly in all material respects the financial position, results of operations and member's equity of the Issuer as of the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved.

          (m) Deloitte & Touche LLP, who have certified financial statements of the Issuer, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.


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


          (n) Each of the Sale Agreement, Servicing Agreement, Intercreditor Agreement, the Administration Agreement and LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

          (a) The Issuer has filed with the Commission Registration Statement No. 333-91935 for the registration under the Securities Act of $1,300,000,000 aggregate principal amount of its transition bonds. Registration Statement No. 333-91935 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. None of the $1,300,000,000 aggregate principal amount of transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-91935 has been previously issued.

          (b) The Registration Statement at the Effective Date fully complied, and the Prospectus, both on the 424 Date and at the Closing Date, and the Registration Statement and the Indenture, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and at the Closing Date the Registration Statement will not, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both on the 424 Date and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.


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          (c) The Company has been incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole. The Company is the beneficial owner of all of the limited liability company membership interests of the Issuer.

          (d) The Company has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

          (e) The transfer by the Company of all of its rights and interests under the Financing Order to the Issuer and the consummation of the transactions herein contemplated by the Company, and the fulfillment of the terms hereof on the part of the Company to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Articles of Incorporation (the "Company Charter"), or by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party.

          (f) This Underwriting Agreement has been duly authorized, executed and delivered by the Company which has the necessary power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

          (g) The Company (i) is not in violation of the Company Charter, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole.

          (h) Except as set forth or contemplated in the Prospectus and Docket No. 25230 before the PUCT entitled "Joint Application for Approval of Stipulation regarding TXU Electric Company Transition Competition Issues," there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its


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


     subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries taken as a whole.

          (i) Other than any necessary action of the PUCT, any filings required under the Restructuring Act or Financing Order or as otherwise set forth or contemplated in the Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Company makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Series 2003 Bonds.

          (j) The Company is not an "investment company" within the meaning of the 1940 Act.

          (k) Each of the Sale Agreement, Servicing Agreement, Administration Agreement and Intercreditor Agreement has been duly and validly authorized by the Company, and when executed and delivered by the Company and the other parties thereto will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (l) There are no transfer taxes related to the transfer of the Transition Property or the issuance and sale of the Series 2003 Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by the Company or the Issuer.

          5. Representations and Warranties of the Underwriters. Each Underwriter represents and warrants to the Company and the Issuer that:

          (a) If and to the extent it has provided any prospective investors with any Computational Materials or ABS Term Sheets (as such terms are hereinafter defined) prior to the date hereof in connection with the offering of the Bonds, all of the conditions set forth in Section 8A hereof have been satisfied with respect thereto.

          (b) [Reserved]

          6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Series 2003 Bonds set forth opposite such Underwriter's name in Schedule II hereto. The Underwriters agree to make a public offering of the Series 2003 Bonds. The Issuer shall pay to the Underwriters a commission equal to $2,399,350.


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          7. Time and Place of Closing. Delivery of the Series 2003 Bonds
against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date". The Series 2003 Bonds shall be delivered to DTC or to The Bank of New York, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Series 2003 Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Series 2003 Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

          If any Underwriter shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the aggregate principal amount of Series 2003 Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Series 2003 Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

          (a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Series 2003 Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Series 2003 Bonds that the defaulting Underwriter shall have so failed to purchase up to aggregate principal amount of Series 2003 Bonds equal to one-ninth (1/9) of the aggregate principal amount of Series 2003 Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

          (b) to procure one or more persons, reasonably acceptable to the Representatives, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions


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


     or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Series 2003 Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

          In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Company shall determine.

          In the computation of any period of 24 hours referred to in this
Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

          Any action taken by the Issuer under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

          8. Covenants.

          (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

               (i) The Issuer will promptly deliver to the Representatives and Counsel to the Underwriters a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Issuer to be in the form as originally filed, including all Incorporated Documents and exhibits and of all amendments thereto.

               (ii) The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Prospectus as of such date as they may reasonably request.

               (iii) The Issuer will cause the Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iv) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Series 2003 Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Issuer, the Series 2003 Bonds or the Series 2003 Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer's reasonable opinion after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, the Issuer will, at its expense, amend or supplement the Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (B) making an appropriate filing pursuant to Section 13 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. In case any Underwriter is required to deliver a prospectus after the expiration of nine months from the 424 Date, the Issuer, upon such Underwriter's request, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or supplements to the Prospectus complying with Section 10(a) of the Securities Act.

               (v) The Issuer will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the first day of the month next succeeding the month in which occurred the effective date of the Registration Statement as defined in Rule 158 under the Securities Act.

               (vi) The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Series 2003 Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

               (vii) The Issuer will, except as herein provided, pay all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, (ii) the issuance and delivery of the Series 2003 Bonds as provided in Section 7 hereof (including, without limitation, fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and PUCT financial advisor fees), (iii) the qualification of the Series 2003 Bonds under blue-sky laws (including counsel fees not to exceed $7,500), and (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(iv) hereof, of the Prospectus. The Issuer shall not, however, be required to pay any amount for any expenses of the Underwriters, except that, if this Underwriting Agreement shall be terminated in accordance with the provisions of Section 7, 9 or 13 hereof, the Issuer will reimburse the Underwriters for the fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $10,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

               (viii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Series 2003 Bonds).

               (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(y) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

               (x) The Issuer will file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are hereinafter defined) provided to the Issuer by any Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as hereinafter defined); provided, however, that, prior to any filing of the Computational Materials and ABS Term Sheets by the Issuer, such Underwriter must comply with its obligations pursuant to Section 8A hereof, and the Issuer must receive, prior to the Closing Date, a letter from Ernst & Young, certified public accountants, satisfactory in form and substance to the Issuer and such Underwriter, to the effect that such accountants have performed specified procedures, all of which have been agreed to by the Issuer and such Underwriter, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by such Underwriter to the Issuer for filing on Form 8-K pursuant to said
          Section 8A and this Section 8(a)(xi), and which the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Issuer and such Underwriter to be material. The Issuer shall file any corrected Computational Materials or ABS Terms Sheets described in Section 8A hereof as soon as practicable following receipt thereof.

               (xi) For a period from the date of this Underwriting Agreement until the retirement of the Series 2003 Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Series 2003 Bonds, whichever occurs first, the Issuer shall file with the Commission, and make available on the website associated with the Issuer' parent, such periodic reports, if any, as are required

          (without regard to the number of holders of Series 2003 Bonds to the extent permitted by and consistent with the Issuer's obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission. The Issuer shall also, to the extent permitted by and consistent with the Issuer's obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(h) of the Indenture with respect to the Series 2003 Bonds.

          (b) Covenants of the Company. The Company covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

               (i) To the extent permitted by the Basic Documents, the Company will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

               (ii) The Company will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Series 2003 Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Company, the Series 2003 Bonds or the Series 2003 Transition Property or of which the Company shall be advised in writing by the Representatives shall occur that in the Company's reasonable opinion after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will cause the Issuer, at the Company's expense, to amend or supplement the Prospectus by either (A) preparing and furnishing to the Underwriters at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (B) making an appropriate filing pursuant to Section 13 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. In case any Underwriter is required to deliver a prospectus after the expiration of nine months from the 424 Date, the Company will cause to the Issuer to, upon such Underwriter's request, furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or supplements to the Prospectus complying with Section 10(a) of the Securities Act.

               (iv) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Series 2003 Bonds).

               (v) To cause the proceeds for the issuance and sale of the Series 2003 Bonds to be applied for the purposes described in the Prospectus and in compliance with the Restructuring Act and the Financing Order and to furnish or cause to be furnished to the Representatives copies of all reports required by Rule 463 under the Securities Act.

               (vi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(y) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

          8A. Obligations of Underwriters Relating to Computational Materials and Terms Sheets. In connection with the offering of the Series 2003 Bonds, each Underwriter may prepare and provide to prospective investors (x) items similar to computational materials ("Computational Materials"), as defined in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter") (collectively, the "No-Action Letters") and (y) items similar to ABS term sheets ("ABS Term Sheets") as defined in the PSA Letter, subject to the following conditions:

          (a) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Schedule III. The Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this Section 8A(a) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved by the Issuer.

          (b) Such Underwriter shall provide to the Issuer, for approval by the Issuer, representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Issuer for use by such Underwriter. Such

     Underwriter shall provide to the Issuer, for filing on Form 8-K as provided in Section 8(a)(x) hereof, copies (in such format as required by the Issuer) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this Section 8A(b) must be provided to the Issuer no later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Underwriting Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Series 2003 Bonds any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Issuer pursuant to this Section 8A(b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Issuer in accordance with this Section 8A(b) for filing pursuant to Section 8(a)(x) hereof), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

          (c) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Registration Statement as set forth therein. However, the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets are based on assumptions with respect to the information, whether in written or electronic format or otherwise, regarding the Transition Property initially provided to the Underwriters by or on behalf of the Company or the Issuer (the "Transition Property Information") that differ from the final Transition Property Information in any material respect or on Bond structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Transition Property Information and structuring assumptions, deliver with the Prospectus such revised Computational Materials and ABS Term Sheets to each recipient of the preliminary versions thereof that indicated orally to any Underwriter that such recipient would purchase all or any portion of the Series 2003 Bonds, and include such revised Computational Materials and ABS Term Sheets (marked "AS REVISED") in the materials delivered to the Issuer pursuant to
     Section 8A(b) hereof. The expenses of each Underwriter relating to the preparation and transmission of its Computational Material and ABS Term Sheets, including, without limitation, fees and expenses of accountants, shall be the responsibility of the Issuer.

          (d) The Issuer shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission; provided, that, at the request of any Underwriter, the Issuer will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED __________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "MATERIAL PREVIOUSLY DATED __________ AS CORRECTED". If, within the period during which a prospectus relating to the Series 2003 Bonds is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Series 2003 Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked "AS CORRECTED") to the Issuer for filing with the Commission in a subsequent Form 8-K submission (subject to the Issuer's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Issuer).

          (e) Each Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Issuer pursuant to Section 8A(b) hereof, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Series 2003 Bonds that is required to be filed with the Commission in accordance with the No-Action Letters.

          (f) In the event of any delay in the delivery by any Underwriter to the Issuer of all Computational Materials and ABS Term Sheets required to be delivered in accordance with Section 8A(b) hereof, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 8(a)(x) hereof, the Issuer shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions, in each case set forth in Section 8(a)(x) hereof, to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (g) Each Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Series 2003 Bonds.

          9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Series 2003 Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained in this Underwriting Agreement, on the part of the Company contained in Article III of the Sale Agreement, and on the part of the Company contained in Section 6.01 of the Servicing Agreement as of the Closing Date; to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder, and to the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement, or such other time and date as may be approved by the Underwriters.

          (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of the Company and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company or the Issuer, as the case may be, threatened by, the Commission.

          (c) Pillsbury Winthrop LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (a) hereto), dated the Closing Date, with respect to the issuance and sale of the Series 2003 Bonds, the Indenture, the other Transaction Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (b) hereto), dated the Closing Date, to the effect that if properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, the prior affirmative vote of its Sole Member and of all of its Managers (including the Independent Managers), as provided in Section 1.08 of the LLC Agreement is required.

          (e) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, as required by Sections 2.10(8)(q) - 2.10(8)(v), 2.10(8)(x)-2.10(8)(aa) and 2.10(8)(cc)-2.10(8)(ee) of the Indenture.

          (f) Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding certain security interest matters.

          (g) Thelen Reid & Priest LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding the Series 2003 Bonds and certain other matters.

          (h) Thelen Reid & Priest LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, to the effect that a Federal court would not order the substantive consolidation of the assets and liabilities of the Issuer with those of the Company in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company.

          (i) Thelen Reid & Priest LLP and Richards, Layton & Finger, P.A., counsel and special Delaware counsel, respectively, for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, to the effect that a bankruptcy court would follow applicable state law and the LLC Agreement with respect to a bankruptcy filing by the Issuer.

          (j) Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding certain Federal constitutional matters relating to the Series 2003 Transition Property.

          (k) Thelen Reid & Priest LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, regarding certain Federal tax matters.

          (l) Thelen Reid & Priest LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, as required by Sections 2.10(8)(a), 2.10(8)(i) and 2.10(8)(k) of the Indenture.

          (m) Hunton & Williams LLP, counsel for the Company and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (k) hereto), dated the Closing Date, regarding the Series 2003 Bonds and certain other matters.

          (n) Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, with respect to the characterization of the transfer of the Series 2003 Transition Property by the Company to the Issuer as a "true sale" for Texas law purposes.

          (o) Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding certain Texas and Federal constitutional matters relating to the Series 2003 Transition Property.

          (p) Thelen Reid & Priest LLP and Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written respective opinions (substantially in the form attached as

     Annex I (n) hereto), dated the Closing Date, to the effect that the Series 2003 Transition Property is not subject to the lien of the Company's First Mortgage Bond Indenture.

          (q) Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, as required by Sections 2.10(8)(i) - 2.10(8)(p) of the Indenture.

          (r) Hunton & Williams LLP, counsel for the Issuer and the Company, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, regarding certain Texas state tax matters.

          (s) Seward & Kissel LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Time of Delivery, to regarding certain matters relating to the Indenture Trustee.

          (t) Hunton & Williams LLP, counsel for the Company and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain Texas regulatory issues.

          (u) On the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives (i) a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating that in effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Issuer and the Company, excluding any questions of legal interpretation.

          (v) Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, there shall not have been any change specified in the letters required by subsection
     (u) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Series 2003 Bonds as contemplated by the Registration Statement and the Prospectus.

          (w) The LLC Agreement, the Administrative Agreement, the Intercreditor Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

          (x) Since the respective dates as of which information is given in each of the Registration Statement and in the Prospectus as amended prior to the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of the Company and its subsidiaries, taken as a whole, or the Issuer which would result in a material adverse change in the prospective business, property or financial condition of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would result in a material adverse change, in the Transition Property, the Series 2003 Bonds, the Financing Order, or the Restructuring Act.

          (y) At the Closing Date, (i) the Series 2003 Bonds shall be rated at least "AAA", "Aaa" and "AAA" by Moody's Investor Service, Inc. ("Moody's"), Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. ("S&P") and Fitch Inc. ("Fitch"), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Series 2003 Bonds have such ratings, and (ii) neither Moody's, S&P nor Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Series 2003 Bonds or any securities of the Issuer which are of the same class as the Series 2003 Bonds.

          (z) The Issuer and the Company shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of the Company and the Issuer, satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and the Company herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and the Company of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (x) of this Section and as to such other matters as the Representatives may reasonably request.

          (aa) The Issuance Advice Letter, in a form satisfactory to the Representatives, shall have been filed with the PUCT and shall have become effective.

          (bb) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Restructuring Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the Collateral to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas.

          (cc) On or prior to the Closing Date, the Company shall have funded the Capital Subaccount with cash in an amount equal to $2,500,000.

          (dd) The Issuer and the Company shall have furnished or caused to be furnished to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies may reasonably request.

          (ee) On or prior to the Closing Date, the Issuer and the Company shall have furnished to the Underwriters such further certificates as the Underwriters may reasonably request, including such certificates as the Representatives may reasonably request to evidence the enforceability of any interest rate swap agreement entered into in connection with any class of floating rate Series 2003 Bonds and the qualification or listing of any floating rate Series 2003 Bonds as contemplated by the Prospectus.

          10. Conditions of Issuer's Obligations. The obligation of the Issuer to deliver the Series 2003 Bonds shall be subject to the conditions that the Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement or such other time and date as may be approved by the Issuer, and no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission at the Closing Date. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

          11. Indemnification and Contribution.

          (a) The Company and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter's officers and directors and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Underwriter, and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer or Company by any Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this
     Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Series 2003 Bonds to any person if a copy of the Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of written confirmation of the sale involved) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved unless the alleged omission or alleged untrue statement was not corrected in the Prospectus at the time of such written confirmation. The indemnity agreement of the Company and Issuer contained in this Section 11 and the representations and warranties of the Issuer and Company contained in Sections 3 and 4 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Series 2003 Bonds.

          (b) Each Underwriter shall severally indemnify, defend and hold harmless the Company and the Issuer, each the Company's and Issuer's officers, directors, and managers, and each person who controls the Issuer or Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Issuer by such Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The only information furnished to the Company by the Underwriters in writing expressly for use in the Prospectus are the following: (i) the offering price of the Series 2003 Bonds set forth on the cover page of the Prospectus Supplement; (ii) the penultimate full paragraph on the cover page of the Prospectus Supplement;
     (iii) under the heading "Underwriting the Series 2003-1 Bonds": (w) the first and second paragraphs (including the table) under the caption "The Underwriters' Sales Price for the Series 2003-1 Bonds"; (x) the third sentence under the caption "No Assurance as to Resale Price or Resale Liquidity for the Series 2003-1 Bonds"; (y) the entire first full paragraph under the caption "Various Types of Underwriter Transactions Which May Affect the Price of the Series 2003-1 Bonds" (except the last sentence thereof); and (z) the last sentence of the second full paragraph under the caption "Various Types of Underwriter Transactions Which May Affect the Price of the Series 2003-1 Bonds"; and (iv) under the heading "Other Risks Associated With an Investment in the Transition Bonds", the first sentence under the caption "Absence of a Secondary Market for Transition Bonds Could Limit Your Ability to Resell Transition Bonds." The indemnity agreement of the respective Underwriters contained in this Section 11 shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of the Company or the Issuer, its directors, managers or its officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Series 2003 Bonds.

          (c) The Company and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of the Company, Issuer and the several Underwriters agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

          (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Series 2003 Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Series 2003 Bonds underwritten by it were offered to the public, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section 11 are several and not joint and shall be in the same proportion as such Underwriter's obligation to underwrite Series 2003 Bonds is to the total number of Series 2003 Bonds set forth in Schedule II hereto.

          12. Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Series 2003 Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any suspension or material limitation of trading of any of the Issuer's securities on the New York Stock Exchange, Inc. ("NYSE") or any general suspension of trading in securities on the NYSE, the American Stock Exchange, Inc. ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) material other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable or inadvisable, in the reasonable judgment of the Representatives, to proceed with the public offering or the delivery of the Series 2003 Bonds on the terms and in the manner contemplated by the Prospectus. This Underwriting Agreement may also be terminated any time prior to the Closing Date with respect to the Series 2003 Bonds by the Representatives if, in their reasonable judgment, the subject matter of any amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) prepared and issued by the Issuer or the Company after the effectiveness of this Underwriting Agreement shall have disclosed a material adverse change in the business, property or financial condition of the Issuer or the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, or in the Transition Property that has materially impaired the marketability of the Series 2003 Bonds. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

          13. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to the Company, to it at 500 N. Akard Street, Dallas, Texas,75201, Attention: John Casey; and if sent to the Issuer, to it at Energy Plaza, 1601 Bryan Street, Suite 2-03, Dallas, Texas, 75201, Attention: Marc D. Moseley. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

          14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          15. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

          16. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the several Underwriters.

                                             Very truly yours,

                                             ONCOR ELECTRIC DELIVERY COMPANY


                                             By:  /s/ Kirk R. Oliver
                                                 -------------------------------
                                                 Name:   Kirk R. Oliver
                                                 Title:  Treasurer and Assistant
                                                         Secretary



                                             ONCOR ELECTRIC DELIVERY TRANSITION
                                             BOND COMPANY LLC


                                             By:  /s/ Kirk R. Oliver
                                                 -------------------------------
                                                 Name:   Kirk R. Oliver
                                                 Title:  Manager



                                             The foregoing Underwriting
                                             Agreement is hereby confirmed
                                             and accepted as of the date
                                             specified in Schedule I hereto.

                                             MORGAN STANLEY & CO. INCORPORATED


                                             By:  /s/ Anthony Tufariello
                                                 -------------------------------
                                                 Name:   Anthony Tufariello
                                                 Title:  Managing Director



                                             LEHMAN BROTHERS INC.


                                             By:  /s/ Nelson Soares
                                                 -------------------------------
                                                 Name:   Nelson Soares
                                                 Title:  Managing Director



                                             GOLDMAN, SACHS & CO.


                                             By:  /s/ Goldman, Sachs & Co.
                                                 -------------------------------
                                                 Name:   Goldman, Sachs & Co.
                                                 Title:



                                             MERRILL LYNCH & CO.


                                             By:  /s/ Geoffrey R. Witt
                                                 -------------------------------
                                                 Name:   Geoffrey R. Witt
                                                 Title:  Authorized Signatory

                                                                      SCHEDULE I


Underwriting Agreement dated August 14, 2003

Registration Statement No. 333-91935

Representatives:

    Morgan Stanley & Co. Incorporated        Lehman Brothers Inc.
    1585 Broadway                            745 7th Avenue
    New York, New York 10036                 New York, NY  10019
    Attention:  Jack Kattan                  Attention:  ABS Syndicate
                                             (with a copy to the general counsel
                                             at the same address)

Title, Purchase Price and Description of Series 2003 Bonds:

    Title: Oncor Electric Delivery Transition Bond Company LLC Transition Bonds,
           Series 2003-1

                                                                                   Underwriting
                                Total Principal                                    Discounts and       Proceeds to
                                Amount of Class    Bond Rate   Price to Public      Commissions           Issuer
                                ---------------    ---------   ---------------     -------------       -----------
Per Class A-1 Bond                 $103,000,000      2.26%       99.98278%          0.350%           $102,621,763
Per Class A-2 Bond                 $122,000,000      4.03%       99.98723%          0.430%           $121,459,821
Per Class A-3 Bond                 $130,000,000      4.95%       99.96834%          0.490%           $129,321,842
Per Class A-4 Bond                 $145,000,000      5.42%       99.97684%          0.605%           $144,089,168





Total                              $500,000,000

Original Issue Discount (if any):                  None

Redemption provisions:                             At the Issuer's option when
                                                   the outstanding principal
                                                   balance of the Series 2003
                                                   Bonds has been reduced to
                                                   5% of the original
                                                   principal balance after the
                                                   last scheduled final payment
                                                   date.

Other provisions:                                  None

Closing Date, Time and Location:                   August 21, 2003, 10:00 a.m.;
                                                   offices of Thelen Reid &
                                                   Priest LLP,
                                                   875 Third Avenue, New York,
                                                   New York 10022

                                   SCHEDULE II

      Principal Amount of Series 2003 Bonds to be Purchased (in thousands)


UNDERWRITER                              CLASS A-1         CLASS A-2        CLASS A-3      CLASS A-4        TOTAL
-----------                              ---------         ---------        ---------      ---------        -----
Lehman Brothers Inc.                  $  25,750,000     $  30,500,000    $  32,500,000    $ 36,250,000  $ 125,000,000
Morgan Stanley & Co. Incorporated     $  25,750,000     $  30,500,000    $  32,500,000    $ 36,250,000  $ 125,000,000
Goldman, Sachs & Co.                  $  25,750,000     $  30,500,000    $  32,500,000    $ 36,250,000  $ 125,000,000
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated                  $  25,750,000     $  30,500,000    $  32,500,000    $ 36,250,000  $ 125,000,000
                                      -------------     --------------   -------------    ------------  ------------

              Total                   $ 103,000,000     $ 122,000,000    $ 130,000,000    $145,000,000  $ 500,000,000
                                      =============     =============    =============    ============  =============


                                  SCHEDULE III


All information in this Preliminary Term Sheet and Computational Materials, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the information contained in any final Prospectus and related Prospectus Supplement for any securities actually sold to you. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. This material is based on information provided by Oncor Electric Delivery Transition Bond Company LLC and Oncor Electric Delivery Company with respect to the expected characteristics of the transition property securing these securities. The actual characteristics and performance of the transition property will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. Saber Partners, LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch & Co., and their affiliates make no representation or warranty with respect to the appropriateness, usefulness, accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such Offer of securities would be made pursuant to a definitive Prospectus and Prospectus Supplement prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus and Prospectus Supplement. Such Prospectus and Prospectus Supplement will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus and Prospectus Supplement. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Although the analyses herein may not show a negative return on the securities referred to herein, such securities are not principal protected and, in certain circumstances, investors in such securities may suffer a complete or partial loss on their investment. Saber Partners, LLC, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Goldman, Sachs & Co. and Merrill Lynch & Co. disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch & Co., and others associated with it may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Goldman, Sachs


                                       III-1

& Co. and Merrill Lynch & Co. are acting as underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.


                                     III-2

                                     ANNEX I


                    [Forms of Opinions Intentionally Omitted]



                                      A-1